Exhibit 10.26

(TRANSLATION)

LEASE AGREEMENT FOR URBAN PROPERTIES IN A BUILDING UNDER

CONSTRUCTION

1.- SPECIAL CLAUSES

Madrid, 9 August 2007

BETWEEN

As one party: TORRE ESPACIO CASTELLANA, S.A., domiciled in Madrid at Paseo de la Castellana no. 91, 9ª planta, constituted for an indefinite term by deed executed on 17 October 1988 before Madrid notary Mr. Rafael Ruiz Gallardón, with number 2973 in his notary record, registered in the Madrid Commercial Registry at Book 0, Folio 102, Volume 4,667, Sheet M-76714, and with tax identification code (C.I.F.) A-78917440.

Signing in representation of this company is Mr. José-Antonio Fernández Ganar, as General Manager and Attorney in Fact, in use of the authority conferred on him by virtue of a deed of Appointment and Power of Attorney dated 24 July 2002, attested by Madrid notary Mr. Martín Mª Recarte Casanova, at number 2031 in his notary record.

With domicile for purposes of notices: at Paseo de la Castellana no 91, 4ª planta. 28046-Madrid

Person authorised to receive communications regarding this agreement: Mr. Eduardo Corral Pazos de Provens

Email: ecorral©ie-sa es

Tel.: 91-417.69.30

Fax: 91-556.53.34

(Hereinafter the “LESSOR”)

As the other party: FERROATLÁNTICA, S.L.U., domiciled in Madrid at Paseo de Ia Castellana, no 86, 7ª planta, constituted for an indefinite term by deed executed on 29 September 1992 before Barcelona notary Mr. Raúl Vall Vidardell, with number 3016 in his notary record, registered in the Madrid Commercial Registry at Book 0, Folio 188, Volume 3.720, Sheet M-63610, and with tax identification code (C.I.F.) B-80420516.

Signing in representation of this company is Mr. Javier de Peñaranda y Algar, as Managing Director, in use of the authority conferred on him by virtue of a deed of appointment dated 4 December 1992, attested by Madrid notary Mr. José Maria Lucena Conde, at number 2785 in his notary record.

With domicile for purposes of notices: at Paseo de la Castellana no 86, 7ª planta. 28046-Madrid

Person authorised to receive communications regarding this agreement: Mr. José Ramón Ramos Sánchez.

Email: jramosererroatlantica.es

Tel.: 91-590.32.19

Fax: 91-562.82.27

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(Hereinafter the “LESSEE”)

Both parties acknowledge the legal capacity necessary to enter into this lease agreement for non-residential use, in accordance with the following

BACKGROUND

I. The LESSOR is the fee simple owner of a parcel, called “P-4”, which is duly registered in its name in Property Registry no. 34 of Madrid at Volume 1006, Book 184, Section 2, Folio 96, Property 8244, Entry 1.

II. The LESSOR is constructing an office building on that parcel, with a maximum above-ground includable surface area of 56.250 m2, divided into 54 floors (Ground Floor, three Mezzanines, 45 Floors of Offices, two double Mechanical Floors and a single one, and a Roof, plus a floor with the firefighting tank, plus coping; with maximum cornice height of 224 metres without counting the external communication elements; at least 1150 parking spaces in 6 underground basements.

III. Once the building has been completed, the LESSOR intends to use it entirely for rentals.

Once the building is completed, the LESSEE in turn is interested in renting premises on floor 49, identified on the Construction Plan as being for “Office Use”, with a rentable surface area of approximately 1143.45 m2, and 22 parking spaces (2 of them special), all located in basement 3. Hereafter in this agreement they are called the “LEASED PROPERTIES” or the “OFFICE” if referring only to the leased premises.

The LEASED PROPERTIES referred to above have shares in the Common Expenses of the Building of 1.901229% for the OFFICE, and for the rented parking spaces the unit share in the Common Expenses is determined by way of the ratio of those of the Expenses that are allocable to the parking floors, and the number of parking spaces in existence.

These ratios will be applied to the total of expenses and categories set forth from time to time in the Current Budget (annex no. 3 to the GENERAL CLAUSES of this Agreement).

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Taking account of the background above the parties agree to be bound by the following

SPECIAL CLAUSES

FIRST.- SUBJECT MATTER OF AGREEMENT.-

1.1.- Subject matter and commitments assumed

The LESSOR leases the OFFICE and the parking spaces referred to in BACKGROUND item III of this agreement to the LESSEE, which takes and accepts it, on the terms and conditions set forth herein.

Thus the LESSEE by signing this agreement covenants to receive the LEASED PROPERTIES at the due time and fulfil the obligations deriving for it, to which it hereby consents and which it accepts, which are set forth below as SPECIAL or specific CLAUSES of this agreement, and in the attached GENERAL CLAUSES as regards provisions common to all lessees of the aforesaid building.

The parties declare that it is not necessary to ratify any of the terms, rights and obligations deriving from this Agreement or the waivers contained herein, either after completion and delivery of the LEASED PROPERTIES or at the beginning of the leasehold relationship as such.

Attached to this agreement are plans of the floors on which the LEASED PROPERTIES are located (annex no. 1).

1.2.- Changes in the Building or in the LEASED PROPERTIES

As has been stated, the subject matter of this lease agreement is certain properties under construction, for which reason the LESSEE accepts and authorises the existence of possible changes in the Building in general and in the LEASED PROPERTIES, provided that the changes are made for technical or legal reasons or contribute to improving the general functioning of the Building, not substantially changing the subject matter of this agreement.

1.3.- Delivery of the LEASED PROPERTIES. “Certificate of Delivery and Acceptance”

For the same reason as indicated above, given the fact that this agreement deals with a building and certain properties that are not yet completed, although from the date of this agreement the parties are bound by the terms agreed herein, the obligations and rights for them and the duration of the leasehold relationship generally will begin at the time of official delivery (fixed in section 1.4 below) and taking possession of the

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LEASED PROPERTIES, which will be evidenced by the signature by both parties of a “Certificate of Delivery and Acceptance” (in which the LESSEE, which previously will have been able to examine the LEASED PROPERTIES, declares that it is aware of and accepts the exact conditions in which they are found, as well as the urban development and administrative status thereof and of the Building in which they are located).

If, as an exception, occupancy thereof is permitted before the aforesaid date of official delivery or such occupancy occurs thereafter (on the terms contemplated in section 1.5.- below), the Certificate of Delivery and Acceptance will fix the beginning date of the term of the agreement, from which payment of rent will be required, and any other date affecting the application of the rights and obligations deriving for the parties from this agreement.

A form of the Certificate of Delivery and Acceptance is attached to this Agreement (as annex no. 2).

The delivery of the OFFICE will be made with finished toilets, uncovered raised floor and ceiling, as well as air-conditioning, fire protection, lighting and emergency public address facilities, an electrical panel, fibre-optic and copper terminals for voice and data and remote control of shades and lighting (details appear in the Technical Guide for Private Construction (G.T.O.P.), which is attached as document no. 4 of the GENERAL CLAUSES of this Agreement).

The existence of defects in or objections to the LEASED PROPERTIES will not prevent or delay delivery. They will be noted and a term indicated for cure thereof.

Notwithstanding the foregoing, if the deficiencies or objections are of such nature that they prevent normal commencement of the fitting out of the OFFICE, acceptance thereof will be deemed to be delayed (and it will be so noted in the Certificate of Delivery and Acceptance) until the date fixed by the parties in the aforesaid Certificate as the date for cure of the aforesaid defects.

Once the LEASED PROPERTIES have been delivered, the LESSEE will bear the cost and risk of obtaining the corresponding municipal permit in order to be able to conduct its business therein, with the consequences contemplated for the case of not obtaining permits, or revocation thereof after they are granted, in CLAUSE FIFTH, section 5.5.- of the GENERAL CLAUSES of this agreement.

1.4.- Official date of delivery

The LEASED PROPERTIES generally will be officially delivered to the LESSEE on 1 October 2007.

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1.5.- Occupancy on a date other than the contemplated official delivery date

As an exception, if the LESSEE proceeds, with the consent of the LESSOR, to occupy the LEASED PROPERTIES in whole or in part (the OFFICE or OFFICES and a part or all of the parking spaces), prior to or after the official delivery date contemplated in point 1.4.- above, whatever the reason, it will be deemed to have proceeded with acceptance thereof, and the Certificate of Delivery and Acceptance signed by the parties, as already stated, will establish the date of commencement of computation of the term of the agreement and the effective dates of the obligations and rights deriving for the parties therefrom, which may be the same as the signature date, or another date.

In any event, although there may be postponement, by reference to the date of signature of the Certificate of Delivery and Acceptance, of payment of rent and general expenses for all or a part of the LEASED PROPERTIES in a given case, the LESSEE will be required to pay the amounts resulting from use of water, light, containers and other supplies and services (“construction services and consumption”) that are made available to it by the LESSOR, from the date of signature of the Certificate until the beginning of the term of the agreement, calculating them individually if possible and, if not, applying the OFFICE’s fixed percentage share in the General Expenses based on the Budget in effect at that time.

It also will pay the amount of rent and common expenses corresponding to the parking spaces made available to it, so that they can be used by the persons designated by the LESSEE to monitor or encourage the progress of the fitting out work for the OFFICE.

1.6.- Failure of LESSEE to appear

If the LESSEE does not appear on the day and at the time notified for the delivery, or if it refuses to accept the LEASED PROPERTIES and sign the aforesaid Certificate of Delivery and Acceptance, all of the amounts paid by the LESSEE will become the property of the LESSOR in the form of a fixed indemnification, with the LESSOR also being entitled, if applicable, to consider the agreement to have been terminated by operation of law upon simple notice to the LESSEE, without prejudice to claiming such damages as may have been caused to it to the extent they exceed the aforesaid amounts.

SECOND.- TERM OF THE AGREEMENT.-

2.1.- Initial term

The term of this agreement is established for a mandatory term of FIVE (5) YEARS, counted from date to date from the day for these purposes determined in the Certificate of Delivery and Acceptance of the LEASED PROPERTIES (in principle, 1 October 2007).

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2.2.- Enforceability of obligations and computation of terms

From the date indicated in the Certificate of Delivery and Acceptance, this agreement will have full legal effects, with the LESSEE’s obligation to pay rent arising from that moment.

Also, in all other aspects of this agreement, in particular including the computation made for purposes of adjusting rent, the beginning date of the leasehold relationships will be the one recognised as such in the Certificate of Delivery and Acceptance.

2.3.- Extensions

The foregoing term of FIVE years from that date having elapsed, this agreement will be automatically renewable, up to a maximum of two extensions of FIVE years each, if neither of the parties renounces it (by certified letter with acknowledgment of receipt or through a notary) six months in advance of the maturity of the agreement or any of its extensions.

Thus, if notice of termination is given by either of the parties, the LESSEE will be required to vacate the LEASED PROPERTY and make it wholly and freely available to the LESSOR on the day contemplated in the aforesaid notice (which will coincide with the day contemplated in this agreement as the maturity of the initial term or, if applicable, the last day of the extension in question), and if neither of the parties exercises its right or does not exercise it on a timely basis in proper form, the agreement will be understood to be fully effective until the new maturity date of the automatic extension.

2.4.- Delay in return of the LEASED PROPERTIES

The agreed term of the lease or its extensions having expired, the agreement will be terminated by operation of law and the LESSEE must return the keys and unrestricted possession and availability of the LEASED PROPERTIES covered thereby to the LESSOR, being deemed from that time to have been notified for purposes of the provisions of article 1566 of the Civil Code, having been warned that breach of this obligation will carry with it, as a penalty clause or a cumulative penalty, the obligation to indemnify the LESSOR in an amount equivalent to double the last monthly rent payable, calculated “pro rata temporis” for the period of time it delays in vacating, counted from the date of termination or, if applicable, the date of judicial declaration thereof, without prejudice to such actions as may be available to make judicial demand therefor.

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The other conditions for the aforesaid return of the LEASED PROPERTIES, also applicable to termination of the agreement for any reason, have been set forth in CLAUSE TENTH of the GENERAL CLAUSES of this Agreement.

2.5.- Essential term

This lease has been agreed based in particular on the agreed duration, since it is an element essential to the development of the project to exploit the Building.

It is for this reason that, if the Agreement is terminated before the agreed maturity, for any reason attributable to the LESSEE, the LESSOR will be entitled to indemnification, which is agreed as a penalty clause, without need of evidencing the losses and damages, as is expressly accepted as being just by the LESSEE, by express agreement of the parties not being modifiable by the courts, in an amount equivalent to EIGHTEEN (18) months of rent, amounts assimilated thereto and liens in effect in the month of the termination, without prejudice to the right to be indemnified for such losses and damages in excess of the aforesaid penalty as the LESSOR may prove.

THIRD.- ADJUSTMENT OF RENT.-

3.1.- Criteria for ordinary adjustment (C.P.I.)

The rent adjustments will occur based on the following criteria:

1st.- The agreed rent will be adjusted on 31 January of each year of the agreed term of the agreement (the first adjustment occurring on 31 January 2009), applying the following upward or downward corrections to the annual rent:

Of general application will be the percentage variation, upward or downward, experienced by the Consumer Price System General Index (Índice General del Sistema de Índices de Precios al Consumo) (set by the National Statistics Institute or such agency as may replace it) for the entire country (General Index) for the period of twelve months immediately prior to 1 January of each year in which rent is adjusted, that is, the percentage variation of the National General Index in a year counted from 31 December of the year prior to the year in which the rent is to be adjusted, to 31 December of the second prior year.

2nd.- The rent so adjusted will be applicable from the month of February (included) of the year in question.

3rd.- If on that date the correcting index is not known due to a delay in its publication, the LESSOR will be entitled to make provisional adjustments or adjustments on account, applying provisional indexes if known, and if not known to issue invoices of a provisional nature based on the rent then in effect, settling the increases or decreases corresponding to months elapsed by way of a supplementary invoice, once those indexes are published.

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4th.- In the two foregoing cases (adjustments based on provisional indexes or based on current rent), the provisional adjustment so implemented will be considered to be fully valid, effective and definitive, except for the right of either of the parties, within the six (6) months following the date it enters into effect, to insist on exact calculation thereof by application of the definitive official indexes that have been published.

5th.- If for any reason the Consumer Price Indexes are no longer published by the National Statistics Institute, or by another agency assuming its functions, they will be replaced by the indexes replacing them or, if none, by other publications or official data reflecting changes in the cost of living, or otherwise by a court judgment in response to the request of the first to file.

3.2.- Adjustment based on market rent

On an exceptional basis, if either the parties so requests a minimum of one month in advance of the end of each three years of the term of the agreement (that is one month in advance of 1 February of the 4th year, and if its term is extended for the two contemplated periods of five years, one month in advance of 1 February of the 7th, 10th and 13th years), the following will apply:

A rent adjustment, upward or downward, to equate it to the rent in effect in the market for premises having equal or comparable characteristics and location, leased on the same or similar terms.

For such purposes market rent for premises having equal or similar characteristics and location will be understood to be the arithmetic average of the amounts from time to time determined by any two of the following companies: Richard Ellis, Aguirre Newman, DTZ or Jones Lang Lasalle (in the case of disappearance of the four, any other similar companies) based on the gross rental value per m2 of properties having similar characteristics in the same area and municipal district.

3.3.- Base rent to be adjusted. Cumulation

If rent is corrected using the method described in point 3.1., paragraph 2nd, the rent for later years (until the following adjustment based on the market) will be adjusted as established in paragraph 1st.- of the same point 3.1.- (that is, by applying the percentage variation in the Consumer Price System General Index to the rent corresponding to the year in question).

Similarly, if neither of the parties notifies the other of its intention to adjust the rent to market rent, in order to adjust the rent for following years (up to the following adjustment based on the market) the provisions of paragraph 1st of this section 3.1. above also will apply as regards the system for adjustment of rent.

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The adjustments will be cumulative, so the first adjustment will be made on the basis of the initially-agreed rent, and successive adjustments will be based on the rent as increased (rent + increments) or decreased as a result of the preceding adjustments.

3.4.- Binding notice

For purposes of adjustment of rent, the parties agreed that a written notice given by the LESSOR addressed to the LESSEE (for adjustment by way of application of the C.P.I.), in the month prior to the month the rent adjustment is to be effective (in the month of January) will be fully effective and binding (absent material errors in calculation).

3.5.- Delay in applying adjustment

In no case will delayed or late application of the aforesaid adjustment imply loss or waiver of the right of the LESSOR to make it.

3.6.- Essential term

The foregoing terms referring to adjustment of rent are an essential and determinative element of this Agreement, without which the LESSOR would not have executed it, which the LESSEE expressly acknowledges and accepts.

As a result the parties expressly note that the adjustment will be proper and will be made both during the contractual term and, if applicable, during such extensions as may be expressly agreed.

FOURTH.- DEPOSIT.- ADDITIONAL SECURITY.-

4.1.- Deposit

The LESSEE hereby delivers to the LESSOR the amount of NINETY-EIGHT THOUSAND SIX HUNDRED SEVENTY-SIX EUROS (€98,676.00), which corresponds to two months of the initial rent agreed in this agreement, which amount:

1st.- will be deposited with the Regional Government or public entity determined by law, until the end of the Agreement, as the legal deposit contemplated in article 36.1 of the current Urban Lease Act, Act 29/1994, or

2nd.- if the LESSEE does not attend the acceptance of the LEASED PROPERTIES when requested to do so, or if it refuses to accept the LEASED PROPERTIES and sign the “Certificate of Delivery and Acceptance”, it will be definitively retained by the LESSOR as fixed indemnification as established in CLAUSE FIRST 1.6.- above.

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4.2.- Terms governing the deposit

The deposit that is delivered will be governed by the following terms:

1st.- During the initial years of the term of the lease, the legal deposit will not be subject to adjustment; but that term having elapsed, that is, each time the lease is extended or the rent is adjusted based on the market, the deposit will be increased in such manner that its amount coincides with the amount of two (2) months of the Rent in effect in the year in which each of the extensions begins or the new market rent becomes effective.

2nd.- The posting of the deposit does not relieve the lessee from payment of rent or assimilated amounts, nor as a result may it use the former to pay the latter.

3rd.- The indicated deposit will serve to back performance of the obligations of the LESSEE, and if applicable will be returned at the end of this agreement, provided that it is not subject to the corresponding liabilities. The deposit does not represent a limitation of that liability.

4th.- At the end of the lease the status of the LEASED PROPERTIES and their facilities will be examined to determine whether they are in the agreed status or construction or installations other than as expressly authorised have been undertaken.

If damages have occurred or it is necessary to undertake repairs, fitting-out or restoration to the initial status of the LEASED PROPERTIES, that work will be undertaken by the LESSEE.

If it does not perform the work within a term of fifteen days after it is requested to do so, the work will be performed by the LESSOR at the expense of the LESSEE, after first deducting the amount of the deposit that was delivered.

5th.- In the latter case, during the time the LESSOR cannot make use of the LEASED PROPERTIES, because it is making the necessary repairs for the account of the LESSEE, an express penalty clause is established that it must pay to the LESSOR, which for the unavailability of the LEASED PROPERTIES will be entitled to receive an amount equal to double the amount of the last rent in effect until completion of total repair of the damages and deterioration, and

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performance of the construction necessary in order to return the LEASED PROPERTIES to their initial status or the status established by the LESSOR, as set forth in CLAUSE TENTH of the GENERAL CLAUSES of this Agreement.

4.3.- Additional security

Clause with no content in this agreement.

FIFTH.- RENT.- DIRECT DEBIT OF PAYMENTS.- DEFAULT.- 5.1.- Rent

It is agreed at the annual amount of FIVE HUNDRED NINETY-TWO THOUSAND FIFTY-SIX EUROS (€592,056.00) payable monthly in an amount of FORTY-NINE THOUSAND THREE HUNDRED THIRTY-EIGHT EUROS (€49,338.00), in advance within the first five days of each calendar month.

Of that monthly payment, the amount of €45,738.00 corresponds to monthly rent for the OFFICE, and €3,600.00 corresponds to the rented parking spaces.

5.2.- Assimilated amounts

Also, the lessee within the same term must pay the amount corresponding to it in the category of amounts assimilated to rent, as provided in BACKGROUND item III.- of the SPECIAL CLAUSES of this Agreement, and in CLAUSE SIXTH of the GENERAL CLAUSES thereof, which for this year, 2007, amount to 6 €/m2, which results in an initial monthly amount payable of:

1st.- For the OFFICE, €6860.70.

2nd.- For each of the 22 rented parking spaces, €15 (a total of €330.00)

And all such others, if any, as it owes as a result of application of the provisions of this agreement, such as extraordinary consumption or expenses deriving from entering the OFFICE outside customary hours, as set forth in CLAUSE FIFTH, section 5.6.- of the GENERAL CLAUSES of this agreement.

5.3.- Withholding

The LESSOR will demonstrate to the LESSEE that it has satisfied the requirements of law in order for the LESSEE not to be required to withhold on the terms contemplated in art. 59,i, 3rd of the Companies Tax Regulations (Royal Decree 1777/2004 of 30 July 2004. If it does not do so, the LESSEE will withhold such percentage of the monthly rent as may from time to time be established, proceeding to file a return in respect thereof and deposit it on account within the terms fixed by law.

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The LESSEE in this case must send the LESSOR a copy of each return and deposit on account it makes, within the ten days following filing thereof.

5.4.- Direct debit

To facilitate collection of rent, expenses, taxes and, in general, any amount owed by the LESSEE to the LESSOR by virtue of this Agreement, the parties agree that the rent is to be paid by the LESSEE by way of payment on the receipt that will be presented to it for collection by the LESSOR. For this reason the LESSEE expressly and irrevocably authorises the LESSOR to debit all amounts owed to it, upon maturity thereof, against the current account designated in the Direct Debit Order that is attached as Annex no. 3 to this Agreement. The LESSEE hereby designates:

BANK/SAVINGS BANK: Banco Español de Crédito

Account no.: 0030/1518/08/0000012271

Domicile: Avda. Gran Vía de Hortaleza, no 3. 28043 Madrid

This designated bank account will be the domicile for payment only to the extent that the account is provided with sufficient funds, and the LESSOR does not use its right to collect in another manner, in accordance with the provisions of the last paragraph of this section.

Total or partial non-payment during the term of the agreement of any of the receipts presented to the bank for direct debit will release the LESSOR, automatically and without need of any demand made on the LESSEE, in order to avoid expenses, from presenting the receipts to the bank or savings bank for direct debit collection.

If the LESSEE wishes to change the bank for direct debit, it must send the LESSOR, by any means acceptable in law that evidences receipt, a new direct debit form, completed and signed, at least fifteen (15) calendar days in advance of the accrual of the next payment.

The direct debit authorisation given by the LESSEE to the LESSOR constitutes an essential term of this Agreement. As a result, any interference by the LESSEE with such direct debit or any breach in this regard will entitle the LESSOR to terminate the Agreement.

In any event THE LESSOR reserves the right to demand payment of rent at its own offices, and may establish any other system, with prior notice to the LESSEE at least fifteen (15) calendar days in advance of the accrual of the next payment.

5.5.- Notice of Pledge of credits deriving from the lease agreement

The LESSOR has pledged the credit rights that, as such, correspond to it by virtue of the lease agreement hereby signed with the LESSEE to Hypo Real Estate Bank International. All of the foregoing is by virtue of the agreement signed on 28 May 2004 before Madrid notary Mr. Jaime Roca Casanova.

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As a result of the foregoing, the LESSOR advises the LESSEE that any amount that is invoiced to it regarding the aforesaid lease will be deposited by the LESSOR in the following Caja Madrid current account, of which it is the owner:

Caja de Ahorros y Monte de Piedad de Madrid Plaza Celenque, 2

28013 Madrid

cc: 2038/5837/96/6000621109

The only obligation of the LESSEE deriving from the provisions of this section is signature of the letter addressed to Hypo Real Estate Bank International, a draft of which is attached to this Agreement as annex no. 5, in which it acknowledges having been advised of the provisions hereof.

5.6.- V.A.T.

On the current rent, the assimilated amounts and those from time to time resulting from payments to be made by the LESSEE in application of the provisions of this agreement, the LESSOR will pass on the Value Added Tax (VAT), pursuant to the regulations of the aforesaid tax or those replacing them in the future, with the LESSEE covenanting to assume any change occurring in the implementation of the aforesaid regulations in the future.

5.7.- Breach

If the LESSEE breaches the obligation to pay the rental price and/or the assimilated amounts, within the first five days of each month, the LESSOR will be fully entitled to terminate the agreement and, if applicable, initiate judicial proceedings, whether for eviction for failure to pay that price or to claim the amount.

It is expressly agreed that simple delay in payment of any monetary obligation deriving from this Agreement, in any category (rent, assimilated amounts, etc.), will accrue default interest in favour of the LESSOR in an amount equivalent to the legal interest rate on money increased by three (3) points.

The default interest clause does not imply any authorisation or entitlement whatever to delay in the agreed payments. Therefore, the demand for interest will not prevent termination of the Agreement for non-payment.

The accrual of the interest will occur from the time the payments were to be made pursuant to the agreement, without need of any demand by the LESSOR, which the LESSEE expressly waives.

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5.8.- Allocation of amounts

If there are various debits due from the LESSEE to the LESSOR, the latter is entitled to freely determine the debit to payment of which each of the amounts received from the LESSEE will be applied. For that purpose, the LESSEE in favour of the LESSOR expressly waives the allocation contemplated in articles 1172 to 1174 of the Civil Code.

SIXTH.- MISCELLANEOUS.-

It is expressly noted that the order of application and priority in interpretation in the event of differences between the various documents constituting this lease agreement will be as follows:

1st.- SPECIAL CLAUSES

2nd.- Annex no. 2 to the SPECIAL CLAUSES (Certificate of Delivery and Acceptance)

3rd.- GENERAL CLAUSES

3rd.- The other Annexes corresponding to any of the above

In witness of their agreement with the foregoing, the parties sign this agreement in duplicate for a single purpose, in the place and on the date stated in the preamble, with its annexes forming an inseparable part hereof, particularly the GENERAL CLAUSES of this lease agreement, to which the parties remit to avoid unnecessary repetition, for all matters not expressly set forth in this document.

THE LESSOR	THE LESSEE

[Illegible signature]	[Illegible signature]

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(TRANSLATION)

LEASE OF URBAN PROPERTIES IN A BUILDING UNDER CONSTRUCTION

II. GENERAL CLAUSES

Madrid, 9 August 2007

IDENTIFICATION OF THE BUILDING UNDER CONSTRUCTION WHICH WILL CONTAIN THE PROPERTIES TO BE LEASED:

BUILDING: The building called “TORRE ESPACIO”, with a maximum above-ground gross floor area with a proportional share of the common areas (superficie computable) of 56,250 m2, divided into 54 floors (Ground Floor, three Mezzanines, 45 Floors of Offices, a single and two double Mechanical Floors and a Roof), plus a floor with the fire-fighting tank, plus coping; maximum cornice height of 224 metres without counting the external communications elements; at least 1,150 parking spaces in 6 underground basements.

UNDER CONSTRUCTION ON THE REGISTER PROPERTY: Madrid Land Register No. 34, Volume 1,006, Book 184, Section 2, Folio 96, Property no. 8,244, Entry no. 1, as a separate property and under the ownership of TORRE ESPACIO CASTELLANA, S.A.

PARTIES TO THE CONTRACT:

THE “LESSOR”: TORRE ESPACIO CASTELLANA, S.A., with registered address at Paseo de la Castellana, 91, 9a planta, Madrid (Spain), incorporated for an indefinite time under a deed executed on 17 October 1988 before Madrid Notary Public Mr Rafael Ruiz Gallardón under no. 2,973 of his protocol and registered in Book 0, Folio 102, Volume 4,667, Sheet no. M-76714 of Madrid Commercial Register, with Corporate Tax Code (CIF) no. A-789174400.

The person signing on behalf of this Company is Mr José-Antonio Fernández Gallar, as General Manager and Attorney in Fact, pursuant to the powers conferred on him by the deed of Appointment and Power of Attorney dated 24 July 2002, attested by Madrid Notary Public Mr Martín María Recarte Casanova under number 2,031 of his protocol.

THE “LESSEE”: FERROATLÁNTICA S.L.U., with registered address at Paseo de la Castellana, 86, 7a planta, Madrid (Spain), incorporated for an indefinite time in a deed executed on 29 September 1992, before Barcelona Notary Public Mr Raúl Vall Vidardell under no. 3,016 of his protocol and registered in Book 0, Folio 188, Volume 3,720, Sheet no. M-63610 of Madrid Commercial Register, with Corporate Tax Code (CIF) no. B-80420516.

The person signing on behalf of this Company is Mr Javier de Peñaranda y Algar, as Managing Director, pursuant to the powers conferred on him by the deed of appointment of 4 December 1992, attested by Madrid Notary Public Mr José María Lucena Conde under protocol number 2,785.

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The parties acknowledge each other’s necessary legal capacity to enter into this lease for non-residential use and, taking into account the recitals and the special clauses agreed in a separate document, the parties also agree to be bound by the following:

GENERAL CLAUSES

ONE. OBJECT

The content of this clause has been established by the parties in the SPECIAL CLAUSES of this Contract.

The subject matter of this contract shall hereinafter be referred to as “the LEASED PROPERTY/IES” or “the OFFICE(S)”.

TWO. TERM

The content of this clause has been established by the parties in the SPECIAL CLAUSES of this Contract.

THREE. RENT. STANDING ORDER. DELAY

The content of this clause has been established by the parties in the SPECIAL CLAUSES of this Contract.

FOUR. RENT REVIEW

The content of this clause has been established by the parties in the SPECIAL CLAUSES of this Contract.

FIVE: USE AND APPLICATION OF THE LEASED PROPERTY

5.1. Use and Activity

THE LEASED PROPERTY shall be used by the LESSEE, excluding any other use, as offices in accordance with its corporate aim and for other related services.

The LESSOR expressly reserves the right to freely lease the other properties that make up the Building it owns to any natural or legal persons, regardless of whether or not they carry out the same activity, or have the same corporate aim, as the LESSEE. In addition, it does not give any warranties regarding the occupation of the other properties that make up the Building.

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5.2. Peaceful Use

The LESSOR undertakes to keep the LESSEE in the peaceful use of the LEASED PROPERTIES in accordance with the conditions agreed in this Contract and to comply with all its obligations under the Contract.

5.3. Prohibited Activities

The LESSEE undertakes to refrain from engaging in any activity that is unsanitary, immoral, harmful or dangerous, and from storing toxic or flammable goods or installing any machinery that causes smoke, noise or vibrations or which poses danger to persons, objects or the building, and to observe the rules set forth in the Internal Regulations (Reglamento de Régimen Interno) (IR) (Annex no. 1 of this contract) for its operation, as well as the national, regional and local legislation in force from time to time, with particular reference to the emergency and evacuation plans and the current fire Safety legislation in relation to the LEASED PROPERTIES (set forth in the Self-Protection Plan (Plan de Autoprotección), Annex no. 2 of this contract), keeping the equipment in good working order in accordance with the above mentioned legislation. It also undertakes to keep the LEASED PROPERTIES in good working order and condition.

The LESSEE agrees to refrain from carrying out any actions that may disturb or cause damage to the other tenants and occupants of the building, and penalties, complaints or claims by third parties. In this regard, the LESSEE warrants to the LESSOR that it will hold it fully harmless from any claims or complaints that may be brought as a result of its conduct.

5.4. Liability in Connection with Use

When using the LEASED PROPERTIES, the LESSEE shall be liable to the LESSOR and third parties for any damage attributable to it whether it is caused by wilful misconduct or by negligence. This is without prejudice to the action for termination of the contract that may be appropriate where applicable.

The LESSOR will not accept any employment-related liability in relation to the staff employed by the LESSEE in the LEASED PROPERTIES, and such staff shall be employed solely and exclusively by the latter.

Neither will the LESSOR accept any liability for any action carried out by the other lessees of the Building or the people authorised by them.

5.5. Licences and Permits

The LESSEE must take, at its expense, any action that may be necessary to obtain and maintain all licences and permits of any kind that are necessary for the pursuit, opening and operation of its activity in the LEASED PROPERTIES as well as any new ones that may be required of it after it occupies the LEASED PROPERTIES.

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It shall therefore bear all expenses, rates, taxes and other charges resulting from processing and obtaining such authorisations and the pursuit of the activity.

The LESSEE shall keep the LESSOR informed of the progress of the applications for all licences and undertakes to act with due diligence in order to obtain the licences, complying with any requests or resolutions of which it may be notified or which may be required of it by the competent authorities.

The LESSOR does not give any warranty, or accept any liability, in the event that the relevant national or local bodies do not grant the LESSEE the necessary administrative licences to carry out its activity, or if the existing or new ones are prohibited or suspended after they have been authorised.

5.6. Use Outside Normal Hours

The LESSEE must inform in advance of its intention to access the LEASED PROPERTY outside its normal office or public opening hours or on public holidays, and may gain such access following the LESSOR’s prior written consent. All this according to the procedure set forth in the IR attached hereto as Annex no. 1.

If the latter provides such consent and the LESSEE opens the LEASED PROPERTIES to the public or its employees outside normal hours, the LESSEE must pay the LESSOR any additional costs incurred by the latter in respect of extraordinary services and consumption.

SIX: SERVICES AND SUPPLIES. COMMON OR GENERAL EXPENSES

6.1. General Expenses

The LESSOR shall provide to the LESSEE (dealing directly with the suppliers) various general services and supplies which, being of interest to both parties, will be envisaged and arranged together for the various properties in the Building.

The LESSEE shall be required to pay the LESSOR for all supplies, costs, charges, taxes or contributions pertaining to the LEASED PROPERTIES both in relation to ownership and in relation to the general use of the Building, and particularly in relation to the use, operation, upkeep, repair and restoration of the communal elements and private elements for shared use, which are available for general use and the proper functioning of the Building and the development in which it is located, in accordance with the ratio or share of expenses set for each Property in RECITAL III of the SPECIAL CLAUSES of this Contract (in the appropriate proportion based on the area of the OFFICE and its percentage of the total area owned by the LESSOR in the Building as well as the number of parking spaces rented) and in accordance with the Budget in force from time to time, a copy of which is attached hereto as Annex no. 3.

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These shall hereinafter be referred to as “General Expenses” and are listed in the above mentioned Annex no. 3 itself.

6.2. Services and Supplies Preceding the Payment of Rent

The LESSEE shall also bear, from the time it accesses the LEASED PROPERTIES if this is allowed by the LESSOR prior to the date set in the “Certificate of Delivery and Receipt” as the start of the term of the contract and the start date for the fulfilment of the rights and obligations assumed by the parties, the amounts accrued from the consumption of water, electricity, use of rubbish skips and other supplies and services (“site services and supplies”) that may be made available by the LESSOR from the date of signature of the Certificate until the start of the term of the contract, calculated individually if possible and, if it is not, applying the fixed percentage share in the General Expenses for the LEASED PROPERTIES on the Budget in force at that time.

6.3. Temporary Interruption of the Services

The temporary interruption of the common services in the LEASED PROPERTY for reasons not attributable to the LESSOR shall not result in any reduction in expenses or in any claim of any kind against the LESSOR. However, the LESSOR shall use its best endeavours to ensure that this temporary interruption is as short as possible and affects the LESSEE as little as possible.

6.4. Monthly Provision and Settlement of General Expenses

The LESSEE shall pay, together with its rent payments, monthly in advance and by way of monthly provision for such General Expenses, one twelfth of the estimated annual share corresponding to the LEASED PROPERTIES as a result thereof.

Following the closure of the annual accounts, the LESSOR shall inform and justify to the LESSEE the amount of any difference there may be between the monthly provisions paid and the expenses actually incurred. This amount shall be paid by the debtor, which will be the LESSOR or the LESSEE as appropriate, with the February bill (within the first five calendar days of the said month) of the year following the year to which the closed budget relates.

Notwithstanding the foregoing, if the final settlement results in the LESSOR being the debtor, the LESSEE may choose to either ask the LESSOR to pay the difference in the above mentioned term of the first five calendar days in February or retain those amounts and consider them a payment on account of the following month’s payments of a similar nature.

6.5. Extraordinary Expenses

The term “Extraordinary Expenses” in this Contract shall mean those expenses derived from services and supplies provided by the LESSOR to the LESSEE, at the latter’s request, outside the hours and schedule envisaged as normal and defined as such in the IR (attached hereto as an annex).

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6.6. Essential Condition

The parties expressly agree that the General Expenses and Extraordinary Expenses defined in this Clause shall be amounts treated as rent, and failure to pay them within the times specified in this contract shall entitle the LESSOR to terminate it in the same manner and with the same procedure as for non-payment of rent, and to charge interest for delay in payment, in accordance with the conditions set forth in CLAUSE FIVE 5.7. of the SPECIAL CLAUSES of this Contract.

SEVEN. WORKS. THE LESSOR’S RIGHT OF ACCESS. SIGNS AND LIT SIGNS. ACCESS TO THE OFFICES AND SECURITY SYSTEMS

7.1. Works in Private Areas

The LESSEE must perform the completion, decoration and installation works in its LEASED PROPERTY at its expense, and in the performance of such works it must take into account the other works carried out by the LESSOR and other third party lessees, and the Rules set forth in the Technical Guide for Private Works (Guía Técnica de Obras Privativas, GTOP), which is hereby given to the LESSEE as Annex 4 of this Contract, are established for the proper coordination of the works.

7.2. Procedure for Carrying Out Private Works

The procedure for carrying out works in private areas is set out in detail in the above mentioned GTOP. However, the general guidelines for action in this area are set out below.

(i)	All works required to enable the LEASED PROPERTY forming the subject matter of this Contract to be used for its intended purpose shall be carried out by the LESSEE, within the minimum conditions to be agreed between the parties, according to the plan submitted by the LESSEE and approved by the LESSOR, with a degree of commercial design, image and quality which is in accordance with the Building’s characteristics, architectural design and building specifications.

In any event, the LESSEE may not carry out any works affecting the structure or safety of the Building or its installations, or its shared elements or installations, or the resistance of the materials used in its construction, or the external façade and blinds of the LEASED PROPERTY, and the LESSEE must inform the LESSOR of the start and end and type of the works to be carried out.

(ii)	The LESSOR’s Private Works Coordination Team (Equipo de Coordinación de Obras Privativas, ECOP) shall oversee and inspect such works, both during their execution and after their completion.

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(iii)	In connection with the development and execution of works in private areas, the LESSEE must:

•	Appoint a skilled technician with official responsibility for the private works project.

•	Have Civil Liability Insurance in place and provide a copy to the ECOP.

•	Comply with, and cause the technician appointed by it to comply with, the guidelines and rules established by the ECOP, as well as submit to its control.

•	Be responsible for the full completion of the private works within the time established.

(iv)	No spaces may be built in such a way that they form a higher level or “mezzanine” without the LESSOR’s express written consent.

7.3. Maintenance of Private Works

The LESSOR shall also have sole and exclusive responsibility for maintaining such works in good condition, working order, and safe and clean, as well as in relation to the ancillary elements, equipment and installations, and it accepts all responsibility in this regard.

THE LESSEE shall therefore also be responsible for the performance and cost of the necessary works that have to be undertaken as a result of damage from negligence or wilful misconduct in the use of the LEASED PROPERTY.

7.4. Subsequent Works

The LESSEE shall require express written authorisation from the LESSOR to carry out any kind of works subsequent to those pertaining to its own installation after the delivery of the LEASED PROPERTIES.

However, the LESSEE may freely decorate the OFFICE and change its internal layout by means of movable or removable partitions, provided that such work does not detrimentally affect the activities of other lessees or affect the common elements or the structure of the building.

In any event, the LESSEE must notify the LESSOR of any work it intends to carry out, providing details of its execution; and, where applicable, the works must be performed with the appropriate licences, which must be obtained at the LESSEE’s cost and expense and in accordance with the requirements set forth in GTOP (Annex 4 of this Contract) and any indicated by the ECOP.

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7.5. Incorporation of Works

All works and installations carried out by the LESSEE, integrated in the OFFICE by means of works to the property, will remain for the benefit of the LESSOR and will become part of the PREMISES as they are carried out, without any right to compensation or indemnity thereby arising in favour of the LESSEE.

In accordance with the foregoing, the LESSEE may not remove from the OFFICE any items or installations which have been incorporated thereto by means of works to the property without the LESSOR’s express written permission.

7.6. Reporting of Works to be Carried Out

The LESSEE and the LESSOR undertake to inform each other of the need to make any repairs at their expense, during the term of this Contract, as well as of any incident or damage of which they become aware that can affect the rights or obligations of either Party.

In particular, the LESSEE must inform the LESSOR, in the shortest time possible and no later than 24 hours after becoming aware of it, of the need for any repair or of the existence of any fault or breakdown, incident or damage in the LEASED PROPERTIES, their installations, the services and ancillary items. Failure to comply with this reporting obligation will result in an obligation for the LESSEE to compensate the LESSOR for any direct or indirect loss resulting for the latter from such incident or damage, as well as for the delay in submitting the appropriate declaration to the insurance companies.

7.7. Access by the LESSOR to the LEASED PROPERTIES

The LESSEE shall allow the LESSOR, as well as any persons representing or authorised by the LESSOR, free access to carry out its functions in relation to:

a. INSPECTING the operation of any service, as well as checking compliance with the other obligations stipulated in the Contract, provided that: (i) appropriate notice is given in order to minimise disruption to the Lessee; and (ii) the visit is made in the latter’s presence, except as provided in the following paragraph.

b. URGENT WORKS: In the event of urgency or force majeure, the LESSOR may also, either directly or through an authorised person, access the LEASED PROPERTIES, even outside their normal opening hours, to make any repairs or inspections that may be appropriate. In such cases, the LESSOR shall immediately inform the LESSEE.

The LESSEE in turn undertakes to immediately make any repairs or carry out any works if they are urgent and in order to avoid imminent loss or harm to the LEASED PROPERTIES, regardless of the ability to charge the LESSOR for the cost thereof if the repairs are of a type that should be undertaken by the latter under the provisions of this contract.

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c. IMPROVEMENT WORKS: The LESSEE must likewise allow the LESSOR entry into the LEASED PROPERTIES to carry out those works which, in spite of being for improvement and not urgent, must not be deferred until the end of the lease.

If the LESSOR intends to perform any such works, it must, whenever possible in accordance with the circumstances, give written notice to the LESSEE at least seven (7) days in advance, with details of their nature and expected duration.

The LESSEE shall not be entitled to any compensation or rent reduction, or to terminate the contract, if the works do not prevent it from continuing to carry out its activities in the LEASED PROPERTIES.

If the works fully prevent access to the LEASED PROPERTIES by its employees or third parties, the LESSEE shall be entitled to suspend the monthly payment of rent solely for the time during which it is absolutely impossible to carry out its activity, where appropriate calculating it pro rata temporis.

d. SECURITY AND SURVEILLANCE: The LESSEE must also allow the building’s security services access into the LEASED PROPERTY at any time, and must put in place any security measures that may be deemed appropriate, including, if necessary, the monitoring of packages and goods (always with the agreement of the LESSEE’s security service if it has one).

e. TERMINATION OF THE CONTRACT: In the event that the normal expiry of the Contract is envisaged, the LESSEE must allow the LESSOR, from the moment its departure from the LEASED PROPERTIES is agreed, to visit the said properties with potential new lessees.

7.8. Signs or Posters

The LESSEE may place signs or posters stating its company name, trade name or brand, but only inside the LEASED PROPERTY or in any other places that it may deem appropriate and that are approved by the LESSOR, and provided that they are not placed on, or protrude from, the façade of the building and they are not visible from the outside of the building.

In addition, the dimensions, type and shape of any sign, poster or placard must have the LESSOR’s prior express written approval with the aim of achieving the greatest aesthetic uniformity for the building.

7.9. Access to the OFFICES

The LEASED PROPERTY may only be accessed by the LESSEE, its employees and third parties authorised by it through the front door of the building and its lobby or

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reception (or from the garage but also going through reception). It is envisaged that the said general reception of the building will have a security system and visitor and employee log.

The LESSEE is expressly authorised to contract its own security system for inside the OFFICE, be it human or mechanical, which will supplement the one generally in place for the rest of the building, provided that its own system is previously and expressly approved in writing by the LESSOR.

EIGHT. DEPOSIT. ADDITIONAL SECURITY

The content of this clause has been established by the parties in the SPECIAL CLAUSES of this Contract.

NINE. ASSIGNMENT AND SUBCONTRACTING. CHARGES ON THE LESSEE’S RIGHTS. COMPANY ADDRESSES. RIGHT OF FIRST REFUSAL. TRANSFER OF, OR CHARGES ON, THE BUILDING OR THE LEASED PROPERTIES

9.1. Assignment and Subletting

The LESSEE may not, save with the LESSOR’s prior written authorisation, assign or sublet the LEASED PROPERTY, in full or in part, or transfer to a third party, including franchisees and licensees, any or all of its contractual position and/or rights or obligations arising from this Contract.

In the event that the LESSOR provides written authorisation for such operations, it reserves the economic rights set forth in Arts. 14, 32, 39 and 42 of the Urban Lease Law (Ley de Arrendamientos Urbanos, LAU).

9.2. Prohibition on Establishing Charges on the LESSEE’s Rights

The rights arising for the LESSEE under the Contract may not be the subject of any charge or encumbrance. The seizure, assignment or enforcement of any rights of any kind arising from this Agreement shall be deemed to be an unauthorised assignment and shall result in termination of the Contract.

9.3. Company Addresses

The LESSEE shall in any event refrain from establishing the OFFICE as the address of any company save with the LESSOR’s express prior written authorisation. If the LESSOR authorises it, it is understood that such authorisation does not confer any right on the companies whose addresses have been established at the OFFICES, and they must change their respective addresses when the Contract comes to an end.

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9.4. Exceptions to the Prohibition on Assignment

It shall not be considered that an assignment has taken place (for the sole purpose of breach of the LESSEE’s obligations hereunder) if it is made in favour of companies belonging to the same group as the LESSEE (as this concept is defined in Article 4 of the Securities Market Law (Ley del Mercado de Valores)).

In the event of merger, division or transformation of the LESSEE, or in the event of change of direct or indirect control of the LESSEE if the latter is a company, and in particular in the event of transfer of shares or ownership units of the LESSEE or of those companies that directly or indirectly control more than fifty (50%) of the LESSEE, an assignment shall not be deemed to have taken place provided that the following conditions are met:

(i) That, at the time of the assignment, the LESSEE is not in breach of any of the essential conditions or obligations under this Contract.

(ii) That the company resulting from the merger, division, transformation or change of control undertakes, in writing and in a form and manner that is acceptable to the LESSOR, to assume all of the obligations and conditions arising from the Contract.

(iii) That the company resulting from the merger, division, transformation or change of control is financially capable, according to an up-to-date financial certificate (to be provided to the LESSOR at least thirty (30) days prior to the merger, division, transformation or change of control) of complying with the LESSEE’s obligations hereunder.

Notwithstanding the foregoing, in the event of transformation, merger or division or of a transfer of shares or ownership units of the LESSEE, the LESSOR similarly reserves the economic rights conferred on it by the latest version of Article 32.2 of the Urban Lease Law.

9.5. Right of First Refusal

The LESSEE expressly waives the right of first refusal governed by Article 31 of Law 29/1994, the Urban Lease Law, and may therefore not exercise the rights of first refusal and pre-emption to which it might have been entitled in the event of any transfer by the LESSOR of the LEASED PROPERTY or of the BUILDING in which it is located.

9.6. Transfer of, or Charges on, the Building or the Leased Properties

In view of the foregoing, the LESSOR, or any assignees thereof, may transfer to any person, at any time during the term of this Contract and without the need for any authorisation of any kind by the LESSEE, the LEASED PROPERTIES, alone or grouped together with other premises or properties and through any method or formula (contribution, sale and purchase, exchange, financial leasing, etc.), as well as confer

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any rights or obligations arising from this Contract and establish a mortgage or any other real charge on the LEASED PROPERTIES provided that the LESSEE’s rights and obligations are not affected as a result of its establishment.

The LESSEE accepts and agrees to any transfer that may be carried out at any time during the term of the lease contract, expressly waiving any rights and actions, including the right of first refusal and right to challenge, that might contradict such acceptance.

The transfer will therefore entail the transferee’s subrogation, by simply notifying the LESSEE, in the position currently held by the LESSOR in this lease contract, with all the powers agreed herein remaining valid for the new LESSOR, and all waivers agreed herein remaining valid for the LESSEE.

In such a case, the LESSEE must pay rent and all amounts undertaken by it in this contract to the new LESSOR, and they shall be deemed to have been paid to the new LESSOR as owner.

In the event that the transfer is carried out as a financial lease, the parties also expressly agree, now and for that moment, to transform the lease contract into a sublease contract, in which everything agreed herein shall remain in force with the legal nature of the said sublease, which will become a lease contract in the event that the LESSOR or its assignee exercises the purchase option under the financial lease, and everything contained in it and agreed herein shall apply again, especially all the waivers of the LESSOR contained herein.

TEN. RETURN OF THE LEASED PROPERTIES

10.1. Certificate of Return

Once the date of termination of this contract has been reached for any reason, the LESSEE must return the LEASED PROPERTY in the same good condition in which it received it; paying the amounts needed for any repairs that may be necessary if this is not the case.

To this end, on the day on which the Contract comes to an end, the LESSOR shall issue a “Certificate of Return” (a draft of which is attached hereto as Annex no. 5) describing the apparent situation of the LEASED PROPERTIES, and the LESSEE shall state its agreement with the list of repairs to be carried out at its expense.

If the LESSEE does not appear on the date and at the time set for the inspection of the LEASED PROPERTIES or if it refuses to sign the Certificate of Return, or in the event of full or partial disagreement between the LESSOR and the LESSEE, the said Certificate shall be issued by a Technician to be appointed by the LESSOR, and both Parties irrevocably submit to his or her decisive opinion, which will not be subject to appeal.

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10.2. Condition of the LEASED PROPERTIES at the Time of their Return

For this reason, the LESSEE must leave the LEASED PROPERTIES, leaving them empty, clear, tidy and clean, with the necessary repairs carried out, the internal and external signs, posters or advertisements removed, and without those movable items that can be removed without causing damage or deterioration to the PREMISES and without affecting the structure of the Building and whose removal has been agreed with the LESSOR. It must also return the keys and access cards for the building and car parks.

10.3. Restoration of Pre-Works Condition

The LESSOR may require the LESSEE to restore the OFFICE to its condition prior to any works that may have been carried out by the latter during the term of the Contract, even if they were authorised by the LESSOR, and the latter may require partial restoration keeping one or more of the works or improvements made, without any right to compensation thereby arising for the LESSEE. In the event that the LESSEE refuses to carry out such works at the end of the Contract, the LESSOR may carry them out itself and claim their cost from the LESSEE or enforce, in full or in part, the guarantee given.

10.4. Movable Items and Installations

The delivery of, or departure from, the OFFICE is understood to include that of the movable property or installations contained therein, which will entail lawful ownership thereof, unless otherwise stated by the LESSEE to the LESSOR in a certified manner. Therefore, in the event that the LESSOR chooses to leave such movable items or installations for the benefit of the building or decides to sell them to a third party, it shall do so with the good faith equivalent to legal title envisaged in Art. 464 of the Spanish Civil Code (Código Civil), and will have no liability vis-à-vis any third parties.

Notwithstanding the foregoing, the LESSOR may claim from the LESSEE any loss arising from restoring to the rightful owner the items of which it was disposing.

10.5. Delayed Return

The LESSOR expressly states, now and for the time of expiry or termination of the Contract and return of the LEASED PROPERTIES, that, if the LESSEE remains at the said properties after that date, this cannot be deemed to constitute tolerance (especially for the purposes envisaged in Article 1,566 of the Civil Code on tacit renewal) and will not be allowed under any circumstances unless expressly agreed by the parties.

Therefore, if such delivery does not take place in a proper and timely manner, and without prejudice to the LESSOR’s ability to take appropriate legal action, the LESSEE must pay the LESSOR, by way of penalty under the contract or cumulative penalty, an amount equal to twice the last monthly rent payable, calculated pro rata temporis with respect to the time it takes to evict it, counted from the date of termination or, where applicable, from the date of a court ruling to that end.

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10.6. Change of Registered Address

If the LESSEE or the companies in its group have established their registered office and/or tax address at the address of the LEASED PROPERTY, it/they must change it within no more than one month after the date of termination of the Contract.

ELEVEN. TAXES AND EXPENSES

11.1. Taxes or Expenses Arising from the LESSEE’s Activity

All taxes, local taxes, rates and other charges payable in relation to THE LESSEE’s business and/or activity or by reason thereof are at the LESSEE’s sole cost and expense.

11.2. Common and Extraordinary Expenses. Real Property Tax (IBI):

The LESSEE undertakes to pay, in addition, the amount of any tax, contribution, local tax, rate, insurance payment, services and/or supplies (Common Expenses and Extraordinary Expenses) that apply to the LEASED PROPERTY, and such amounts shall be recovered from the LESSEE as set forth in Clause SIX above.

In particular, the LESSEE shall bear, in accordance with the percentage established for the LEASED PROPERTIES in the RECITALS of the SPECIAL CLAUSES of this Contract; i.e. in relation to their surface area and the number of parking spaces rented, the Real Property Tax (IBI) chargeable for ownership of the Building, the fees for rubbish collection, private roads and any others of a similar nature that may be applicable, be they local, regional or national, now in force or that may be created in the future.

11.3. Breach by the LESSEE

Any expenses or taxes that are to be borne by the LESSEE under this Contract and whose payment to third parties is expected to have to be made by the LESSOR due to failure or delay by the LESSEE in relation to the time of payment stipulated in this contract, shall be billed by the LESSOR to the LESSEE without prejudice to its ability to claim from it for any loss or damage that may arise therefrom or to exercise the actions set forth herein for the event of breach of the LESSEE’s contractual obligations.

TWELVE. INSURANCE AND LIABILITY

12.1. During the Refurbishments

Clause with no content in this contract.

12.2. LESSEE’s Insurance Policies from the Opening of the OFFICE

Clause with no content in this contract.

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12.3. Insurance Policies to be Taken Out by the LESSOR

The LESSOR shall insure the LEASED PROPERTIES at its expense, regardless or as part of the insurance covering the risks to the Building to which it belongs (i.e. buildings insurance) and, specifically, its replacement value, by means of a Property Damage Policy.

The LESSEE accepts responsibility for any risks that may affect the LEASED PROPERTIES occupied by it, and it hereby undertakes to refrain from engaging in any activities that invalidate the insurance policy taken out; and, if the LESSEE’s activity results in an increase in the risk to the building, the LESSEE shall assume any increase there may be in the Building’s insurance premium.

The LESSOR shall at no time be liable for any loss or damage that may be suffered by the LESSEE or the other persons or property thereof due to an act of God or force majeure, and neither shall it be liable for any loss or damage that may be caused by the signs or posters that may be fitted by the LESSEE.

Furthermore and as agreed in Clause ELEVEN of this Contract, the LESSEE shall pay, as part of the common charges of the Building and according to the percentage established as the share of the LEASED PROPERTIES, the appropriate amount of the insurance premiums taken out by the LESSOR.

THIRTEEN. BREACH

13.1. Consequences of Breach

Failure by either party to fulfil its essential obligations under this Contract and the obligations set forth in its annexes shall entitle the other party to choose to either enforce performance or terminate the Contract, in either case with the appropriate compensation for damages and payment of interest (without prejudice to the fact that the performance obligation will still apply if the non-defaulting party chooses to enforce performance).

13.2. Breach by the LESSEE

In particular, any breach of the LESSEE’s obligations and, where applicable, any breach by its staff, which are set forth both in the provisions contained in this Contract (GENERAL AND SPECIAL CLAUSES) and in the annexes thereto that form an integral part thereof, shall be considered grounds for termination of this Contract.

In no event will it be mandatory for the LESSOR to require compliance by the LESSEE before it can terminate the Contract and initiate eviction, and the LESSEE shall bear all legal expenses incurred by the LESSOR, as well as Lawyers’ and Procurators’ fees even if their involvement is not mandatory.

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13.3. Failure or Delay in Requiring Compliance

Failure by a party to demand from the other strict compliance with its obligations, or delay in demanding such compliance, may not be interpreted as a modification or abandonment of that party’s rights, and such party may at any time require the strictest possible application of the clauses set forth in this document.

FOURTEEN. INDIVISIBILITY. JOINT AND SEVERAL LIABILITY

14.1. Indivisibility

This Contract, which is formed as a whole by its GENERAL AND SPECIAL CLAUSES and its ANNEXES, is indivisible for the LESSEE. This is without prejudice to the LESSOR’s ability to fully or partially assign it to third parties.

14.2. Joint and Several Liability

In the event that there are several lessees, each and every one of them shall be jointly and severally liable to the LESSOR for compliance with the obligations arising for the LESSEE under this contract, expressly waiving the benefits of priority, excussion and division.

FIFTEEN. CONFIDENTIALITY

15.1. General Rule

Neither party shall disclose any information or provisions of this Contract without the other party’s consent.

15.2. Exceptions

Exceptionally, such information may be disclosed, after notifying the other party, in the following cases:

•	When it is necessary in order to comply with a legal rule or requirement or a request from a regulatory body or the Tax Administration (Administración Tributaria).

•	When it is necessary in order to comply with the terms of the Lease or to give effect to them.

•	When the parties agree to the issue and content of a joint press release.

•	For the LESSOR: confidentially to its professional advisers, to any mortgagee of the Building and its professional advisers or any others involved in the sale, financing, creation of a charge or valuation of the Property or of the LESSOR’s affairs.

•	For the LESSEE: confidentially to its professional advisers or, where applicable, its Parent Company.

•	In the event of execution of a public deed or of registration of this lease contract at the Land Register.

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SIXTEEN. ADDRESS FOR NOTICES

16.1. Address

All notifications, requests, demands, waivers, consents, approvals, summonses or other communications that may be required or allowed by this document shall be made in writing and sent to the addresses provided in this Contract or, in the event of changes thereto, to the last addresses that have been notified in writing.

Specifically, the LESSOR’s and the LESSEE’s addresses are those set forth for each of them in the SPECIAL CLAUSES of this Contract. However, from the moment the LESSEE takes possession of the LEASED PROPERTIES and as soon as it occupies them, the LESSOR may also send it any communications concerning this lease to the OFFICES.

16.2. Notification Methods

Notifications sent by registered fax shall be deemed to be valid for all purposes (except where a different type of communication is expressly provided for in this Contract).

Similarly, any communications made by fax or e-mail (or by any other method that is valid in law) to the numbers and addresses set forth in the SPECIAL CLAUSES, or delivered in person at the registered offices specified, shall be deemed to be valid for all purposes of this Contract (except where this Agreement expressly provides a different type of communication), provided that an acknowledgement of receipt is sent by the same method to the party that sent the fax or email, or a copy with an acknowledgement of receipt signed by a person authorised by the receiving company is given to the person that delivered the communication.

16.3. Changes of Address

Both parties reserve the right to change their respective addresses for notices, their postal or electronic address or their fax numbers for the purpose of this Contract, notifying the other party of this fact and providing it with the new details, and the latter shall be bound from the date of receipt of such notification of change.

SEVENTEEN. AUTOMATED DATA PROCESSING

In accordance with the provisions of Article 5 of Law 15/1999, the Data Protection Law (Ley de Protección de Datos), the parties agree that the personal data provided under this contract and any that may be provided by the LESSOR in order to manage entry to the Building and the security and surveillance system, will be included in an automated database belonging to the LESSOR and kept under its responsibility. The purpose of the said database is none other than to ensure full compliance with the provisions of this contract and any possible amendments thereto.

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The LESSEE authorises the automated processing of its data and has the right to learn or access, cancel or correct the data in the LESSOR’s files that concerns it. If you wish to exercise the above mentioned rights or receive information or offers relating to a variety of real estate products from other companies in the LESSOR’s group, please contact the LESSOR at the address specified for the purposes of this Contract.

EIGHTEEN. APPLICABLE LAW

18.1. Agreements between the Parties and Additional Rules

The lease relationship entered into shall be governed by the provisions agreed between the parties in this Contract (GENERAL AND SPECIAL CLAUSES) and its annexes.

This Contract shall also be governed by the mandatory rules, which cannot be waived, of Titles I and IV of Law 29/1994, the Urban Lease Law, so that any aspects not expressly provided for in this Contract relating to the rights and obligations of the parties shall be governed by the provisions of Title III of the Urban Lease Law and, additionally, by the provisions of the Civil Code.

18.2. Express Waivers

Therefore and in accordance with Art. 4.4 of the current Urban Lease Law, Law 29/1994, the parties hereby expressly, clearly and finally waive any provisions set forth in the said law or legislation that are in express contradiction with the provisions of this Contract and, in particular:

a) The rules on the right of first refusal contained in Art. 31 and by reference to Article 25.

b) The rules on Assignment of the Contract and subletting set forth in Art. 32 (in the terms envisaged in CLAUSE NINE above).

c) The rules on compensation for expiry of the contractual term of the Lease contained in Art. 34.

d) The rules on maintenances, improvement and works by the LESSEE under Article 30 in conjunction with Articles 21, 22, 23 and 26, as may be applicable.

e) The provisions of Article 33, which governs the continuation by heirs of the activity carried out by the deceased LESSEE in the leased premises.

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NINETEEN. JURISDICTION

The parties, waiving any other jurisdiction that might otherwise apply to them, submit the resolution of any disputes arising from this Contract to the jurisdiction of the Courts and Tribunals of Madrid city, where the LEASED PROPERTY is located.

TWENTY. TRANSLATIONS

The content of this contract and its annexes may be translated into other languages for information purposes only, and only the duly signed Spanish version shall therefore have full force and effect between the parties in any event.

In token of their agreement with all of the foregoing, the parties sign two copies of this Contract, in duplicate and for a single purpose, at the time and place first above written.

THE LESSOR	THE LESSEE
[SIGNATURE]	[SIGNATURE]

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(TRANSLATION)

ANNEX No 3

“Direct debit instruction”

LEASE OF URBAN PROPERTIES IN A BUILDING UNDER CONSTRUCTION I. - SPECIAL CONDITIONS

Madrid 9 August 2007

Lease date: 9 August 2007

Leased properties: Premises on the 49th. floor, and 22 parking spaces (including 2 special parking spaces) all on basement level 3.

I would be grateful if you could pay the invoices from TORRE ESPACIO CASTELLANA, S.A.U., holder of C.I.F. (corporate taxpayer identity code) A- 78917440, by direct debit from the account indicated below:

BANK/BUILDING SOCIETY:	Banco Español de Crédito

BRANCH:	Avda. Gran Vía de Hortaleza, no 3

PROVINCE:	28034 Madrid

CURRENT ACCT.:	0030/1518/08/0000012271

[Signature]

FERROATLÁNTICA, S.L.U.

For Javier de Peñaranda y Algar

Madrid, 9 August 2007

We confirm that we have been given notice that the credit claims under the lease of premises on the 49th. floor, and 22 parking spaces (including 2 special parking spaces) all on basement level 3 of the building “Torre Espacio”, of which we are the lessee, have been pledged to Hypo Real Estate Bank International.

Yours faithfully,

[Signature]

FERROATLÁNTICA, S.L.U.

For Javier de Peñaranda y Algar